EXHIBIT 21

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2017

Name of Subsidiaries	Jurisdiction of Incorporation

ATS Leichtmetallräder GmbH	Germany

SIIP Holdings, LLC	Delaware, U.S.A.

Superior Industries International Arkansas, LLC	Delaware, U.S.A.

Superior Industries International Asset Management, LLC	Delaware, U.S.A.

Superior Industries International Cyprus Limited	Nicosia, Cyprus

Superior Industries International (Dutch) B.V.	The Netherlands

Superior Industries International Germany AG	Germany

Superior Industries International Holdings, LLC	Delaware, U.S.A.

Superior Industries International (Ireland) Limited	Ireland

Superior Industries International Michigan, LLC	Delaware, U.S.A.

Superior Industries International Netherlands B.V.	The Netherlands

Superior Industries International Production S.R.L.	Costa Rica

Superior Industries de Mexico, S. de R.L. de C.V.	Chihuahua, Mexico

Superior Industries North America, S. de R.L. de C.V.	Chihuahua, Mexico

Superior Industries Trading de Mexico, S. de R.L. de C.V.	Chihuahua, Mexico

Superior Shared Services S. de R.L. de C.V.	Chihuahua, Mexico

Uniwheels AG	Germany

Uniwheels Automotive (Germany) GmbH	Germany

Uniwheels Investment (Germany) GmbH	Germany

Uniwheels Leichtmetallräder (Germany) GmbH	Germany

Uniwheels OEM (Germany) GmbH	Germany

Uniwheels Production (Poland) Sp.zo.o.	Poland

Uniwheels Production (Germany) GmbH	Germany

Uniwheels Trading (Sweden) AB	Sweden